Exhibit 99.1

Investor Relations: The IGB Group Leon Berman 212-477-8438 lberman@igbir.com	Media Contact: Joele Frank, Wilkinson Brimmer Katcher Jon Keehner/ Kate Thompson/ Lyle Weston 212-355-4449

Compass Diversified Reports Second Quarter 2021 Financial Results

Branded Consumer Performance Continues to Drive Record Second Quarter Operating Results
Raises Full Year Guidance
Provides Update on Potential Change in Tax Classification
Westport, Conn., July 29, 2021 - Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended June 30, 2021.

Second Quarter 2021 Highlights
•Reported net sales of $487.4 million;
•Reported net loss of $11.3 million;
•Reported non-GAAP Adjusted EBITDA of $94.2 million;
•Reported Cash Provided by Operating Activities of $73.0 million and non-GAAP Cash Flow Available for Distribution and Reinvestment (“CAD’) of $46.6 million;
•Paid a second quarter 2021 cash distribution of $0.36 per share on CODI's common shares in July 2021;
•Declared quarterly cash distributions of $0.453125 per share on the Company's 7.250% Series A Preferred Shares, $0.4921875 per share on the Company's 7.875% Series B Preferred Shares, and $0.4921875 per share on the Company's 7.875% Series C Preferred Shares (the “Preferred Distributions”). The Preferred Distributions are payable on July 30, 2021; and
•Subsequent to the end of the quarter, entered into a definitive agreement to sell Liberty Safe for $147.5 million.
“We are pleased to have delivered our second consecutive quarter of record operating results and have once again raised our 2021 annual guidance,” said Elias Sabo, CEO of Compass Diversified. “Our performance is a testament to the ongoing strength in our branded consumer businesses, the incredible execution of our subsidiary management teams and our team’s success identifying, acquiring and investing in a diverse portfolio of high-quality companies. The anticipated sale of our Liberty Safe subsidiary underscores the benefits of our differentiated model for unlocking significant value for shareholders.”

Mr. Sabo continued, “During the quarter we also initiated the process to amend our governing provisions and allow CODI to elect to be taxed as a corporation, rather than a partnership. If approved by our shareholders during our special meeting, this change would present an opportunity to expand CODI’s shareholder base and make our company more widely accessible. We are proud to build on our 15-plus years of success as a public company and believe that such a change would position us to provide greater value for all shareholders over time.”
Operating Results
Net sales for the quarter ended June 30, 2021 was $487.4 million, as compared to $333.6 million for the quarter ended June 30, 2020.
Net loss for the quarter ended June 30, 2021 was $11.3 million, as compared to loss of $7.4 million for the quarter ended June 30, 2020. CODI recorded a loss on debt extinguishment during the quarter of $33.3 million in connection with the debt refinancing transaction completed on April 1, 2021.
Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the quarter ended June 30, 2021 was $94.2 million, as compared to $49.5 million for the quarter ended June 30, 2020. The increase in Adjusted EBITDA for the second quarter of 2021, as compared to the prior year period, was primarily a result of CODI’s 2020 acquisitions of BOA and Marucci, as well as strong performance by the Company’s branded consumer companies.
Liquidity and Capital Resources
For the quarter ended June 30, 2021, CODI reported Cash Provided by Operating Activities of $73.0 million, as compared to Cash Provided by Operating Activities of $54.3 million for the quarter ended June 30, 2020.
CODI reported CAD (see “Note Regarding Use of Non-GAAP Financial Measures” below) of $46.6 million for the quarter ended June 30, 2021, as compared to $13.5 million for the prior year's comparable quarter. CODI's CAD is calculated after taking into account all interest expenses, cash taxes paid, preferred distributions and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. However, CAD excludes the gains from monetizing interests in CODI's subsidiaries, which have totaled over $1.0 billion since going public in 2006.
CODI's weighted average number of shares outstanding for the quarter ended June 30, 2021 was 64.9 million, and for the quarter ended June 30, 2020 was 62.8 million.
As of June 30, 2021, CODI had approximately $110.2 million in cash and cash equivalents, no outstanding borrowings on its revolver and $1.0 billion outstanding in 5.250% Senior Notes due 2029.

The Company has no significant debt maturities until 2029 and had net borrowing availability of approximately $600 million on June 30, 2021 under its revolving credit facility.
Second Quarter 2021 Distributions
On July 2, 2021, CODI's Board of Directors (the “Board”) declared a second quarter distribution of $0.36 per share on the Company's common shares. The cash distribution was paid on July 22, 2021 to all holders of record of common shares as of July 15, 2021. Since its IPO in 2006, CODI has paid a cumulative distribution of $21.1152 per common share.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, April 30, 2021, up to, but excluding, July 30, 2021. The distribution for such period will be paid on July 30, 2021 to all holders of record of Series A Preferred Shares as of July 15, 2021.

The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, April 30, 2021, up to, but excluding, July 30, 2021. The distribution for such period will be paid on July 30, 2021 to all holders of record of Series B Preferred Shares as of July 15, 2021.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, April 30, 2021, up to, but excluding, July 30, 2021. The distribution for such period will be paid on July 30, 2021 to all holders of record of Series C Preferred Shares as of July 15, 2021.
Guidance Update
As a result of the strong financial performance in the first six months of the year, as well as the Company’s expectations for the remainder of 2021, the Company expects its current subsidiaries to produce consolidated Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full calendar year of 2021 of between $350 million and $370 million. This estimate is based on the summation of CODI’s expectations for its current subsidiaries in 2021, absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees and corporate overhead. Excluding Liberty Safe, in anticipation of its sale, CODI expects to produce consolidated subsidiary Adjusted EBITDA for the full calendar year of 2021 of between $325 million and $345 million. In addition, CODI’s Payout Ratio (see “Note Regarding Use of Non-GAAP Financial Measures” below), defined as its prior year's annual distribution to common shareholders divided by the Company’s 2021 estimate for CAD, is anticipated to be between 65% and 55%.
Tax Structure Update
As previously disclosed, Compass Diversified Holdings (the “Trust”) is pursuing a potential change in its tax classification. On June 23, 2021, the Trust and Compass Group Diversified Holdings LLC (the “Company”) issued a definitive proxy statement requesting shareholder approval to amend their governing documents to allow the Trust to “check-the-box” to elect to be treated as a corporation for U.S. federal income tax purposes. The shareholder meeting will be held on August 3, 2021. If the amendments are approved, we anticipate that the Company, acting through the Board of Directors, will cause the Trust to elect to be treated as a corporation for U.S. federal income tax purposes effective late in the third quarter of 2021 or early in the fourth quarter of 2021. We will provide an update on the results of the shareholder meeting as soon as reasonably practical following the conclusion of the meeting. Please refer to the definitive proxy statement filed with the Securities and Exchange Commission on June 23, 2021 for additional information related to the potential tax re-classification.
Conference Call
Management will host a conference call on Thursday, July 29, 2021 at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (844) 200-6205 and the dial-in number for international callers is +44 208 0682. The access code for all callers is 957741. A live webcast will also be available on the Company's website at https://www.compassdiversified.com.
A replay of the call will be available through Thursday, August 5, 2021. To access the replay, please dial (929) 458-6194 in the U.S. and +44 208 0682 outside the U.S., and then enter the access code 800202.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP measure used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Net Income (Loss) on the attached schedules. We consider Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted EBITDA. We believe that

Adjusted EBITDA provides useful information to investors and reflects important financial measures as it excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss), Adjusted EBITDA is limited in that it does not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. This presentation also allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. We believe Adjusted EBITDA is also useful in measuring our ability to service debt and other payment obligations.
CAD is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain quarterly distributions. We have reconciled CAD to Net Income (Loss) and Cash Flow from Operating Activities on the attached schedules. We consider Net Income (Loss) and Cash Flow from Operating Activities to be the most directly comparable GAAP financial measures to CAD.
CAD is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. We believe that CAD provides investors additional information to enable them to evaluate our performance and ability to make anticipated quarterly distributions.
Payout Ratio is a non-GAAP measure defined as our prior year's annual distribution to common shareholders divided by our CAD. We believe the Payout Ratio provides investors additional information to enable them to evaluate our performance and our ability to sustain quarterly distributions.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2021 Adjusted EBITDA or 2021 Payout Ratio (which requires an estimate of 2021 CAD) to their comparable GAAP measure because we do not provide guidance on Net Income (Loss), Cash Flow Provided by Operating Activities or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
None of Adjusted EBITDA, CAD nor Payout Ratio is meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified (“CODI”)
CODI owns and manages a diverse set of highly defensible North American middle market businesses. Each of its current subsidiaries is a leader in its niche market. For more information, visit compassdiversified.com.
Leveraging its permanent capital base, long-term disciplined approach and actionable expertise, CODI maintains controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability.
Our ten majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built technical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The design and manufacture of custom packaging, insulation and componentry (Altor Solutions);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design and marketing of dial-based fit systems that deliver performance fit across footwear, headwear and medical bracing products (BOA Technology);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby)

•	The design and manufacture of premium home and gun safes (Liberty Safe);

•	The design and manufacture of baseball and softball equipment and apparel (Marucci Sports);

•
The manufacture and marketing of portable food warming systems used in the foodservice industry, creative indoor and outdoor lighting, and home fragrance solutions for the consumer markets (Sterno); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to the potential tax reclassification of the Trust, the expected divestiture of Liberty and our future performance or liquidity, such as expectations regarding our results of operations, financial condition and cash flows for the full year of 2021, our 2021 Total Adjusted EBITDA, 2021 Payout Ratio and 2021 CAD and our ability to meet existing obligations and quarterly distributions as well as other statements with regard to the future performance of CODI. Forward-looking statements involve risks and uncertainties, including, but not limited to, the impact, in the near, medium and long-term, of the COVID-19 pandemic or social or political unrest on our business, results of operations, financial position, liquidity, cash flows or ability to make distributions; our business prospects and the prospects of our portfolio companies; the impact of investments that we make or expect to make; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our portfolio companies to achieve their objectives; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K, its quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission (the “SEC”). Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other filings with the SEC.

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net sales	$487,438	$333,627	$949,034	$667,076
Cost of sales	294,683	216,224	569,430	430,185
Gross profit	192,755	117,403	379,604	236,891
Operating expenses:
Selling, general and administrative expense	114,022	84,014	224,990	167,814
Management fees	11,308	5,157	22,356	13,777
Amortization expense	18,847	14,779	37,446	28,284
Operating income	48,578	13,453	94,812	27,016
Other income (expense):
Interest expense, net	(14,947)	(11,174)	(28,752)	(19,771)
Amortization of debt issuance costs	(722)	(610)	(1,408)	(1,135)
Loss on debt extinguishment	(33,305)	—	(33,305)	—
Other income (expense), net	(663)	(2,386)	(2,890)	(1,725)
Net income (loss) before income taxes	(1,059)	(717)	28,457	4,385
Provision for income taxes	10,192	6,649	17,712	6,871
Net income (loss)	(11,251)	(7,366)	10,745	(2,486)
Less: Net income attributable to noncontrolling interest	3,379	1,071	6,381	2,286
Net income (loss) attributable to Holdings	$(14,630)	$(8,437)	$4,364	$(4,772)

Basic loss per common share attributable to Holdings	$(0.38)	$(0.30)	$(0.29)	$(0.50)

Basic weighted average number of common shares outstanding	64,900	62,844	64,900	61,364

Cash distributions declared per Trust common share	$0.36	$0.36	$0.72	$0.72

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020

Net Sales	$487,438	$333,627	$949,034	$667,076
Acquisitions (1)	—	24,789	—	73,532
Pro Forma Net Sales	$487,438	$358,416	$949,034	$740,608

(1) Acquisitions reflects the net sales for Marucci Sports and BOA on a pro forma basis as if we had acquired these businesses on January 1, 2020.

Compass Diversified Holdings
Subsidiary Net Sales
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020

Branded Consumer
5.11	$110,033	$87,635	$209,910	$183,416
BOA (1)	44,085	24,524	80,537	51,032
Ergobaby	26,956	20,044	49,284	39,693
Liberty	33,448	24,453	64,926	49,413
Marucci Sports (1)	24,640	5,521	61,288	27,756
Velocity Outdoor	63,358	47,221	128,990	77,611
Total Branded Consumer	$302,520	$209,398	$594,935	$428,921

Niche Industrial
Advanced Circuits	$22,465	$22,956	$44,027	$44,652
Altor Solutions	40,640	24,429	78,460	52,812
Arnold Magnetics	32,556	24,270	65,041	53,828
Sterno	89,257	77,363	166,571	160,395
Total Niche Industrial	$184,918	$149,018	$354,099	$311,687

Total Subsidiary Net Sales	$487,438	$358,416	$949,034	$740,608

(1) Net sales for Marucci Sports and BOA are pro forma as if we had acquired these businesses on January 1, 2020.

Compass Diversified Holdings
Net Income to Adjusted EBITDA and Cash Flow Available for Distribution and Reinvestment
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$(11,251)	$(7,366)	$10,745	$(2,486)
Provision for income taxes	10,192	6,649	17,712	6,871
Income (loss) from continuing operations before income taxes	$(1,059)	$(717)	$28,457	$4,385
Other expense, net	663	2,386	2,890	1,725
Amortization of debt issuance costs	722	610	1,408	1,135
Loss on debt extinguishment	33,305	—	33,305	—
Interest expense, net	14,947	11,174	28,752	19,771
Operating income	$48,578	$13,453	$94,812	$27,016
Adjusted For:
Depreciation	9,928	8,601	19,433	16,902
Amortization	18,847	17,779	37,446	31,284
Noncontrolling shareholder compensation	2,847	1,890	5,618	3,945
Acquisition expenses	11	2,042	310	2,042
Integration services fees	1,600	—	3,200	—
Management fees	11,308	5,157	22,356	13,777
Other	1,033	598	(1,068)	598
Adjusted EBITDA	$94,152	$49,520	$182,107	$95,564
Interest at Corporate, net of unused fee (1)	(14,427)	(10,901)	(28,092)	(19,098)
Management fees	(11,308)	(5,157)	(22,356)	(13,777)
Capital expenditures (maintenance)	(6,077)	(3,277)	(10,957)	(6,537)
Current tax expense (cash taxes) (2)	(10,038)	(9,890)	(15,997)	(12,804)
Preferred share distributions	(6,046)	(6,045)	(12,091)	(11,587)
Miscellaneous items	322	(715)	208	(569)
Cash Flow Available for Distribution and Reinvestment ("CAD")	$46,578	$13,535	$92,822	$31,192

(1)	Interest expense at Corporate reflects consolidated interest expense less non-cash components such as the amortization of our bond premium.

(2)	Current tax expense is calculated by deducting the change in deferred tax from the statement of cash flows from the income tax provision on the statement of operations.

Compass Diversified Holdings
Consolidated EBITDA
Six months ended June 30, 2021
(Unaudited)

	Corporate	5.11	BOA	Ergo	Liberty	Marucci Sports	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss)	$(52,764)	$9,095	$12,652	$3,602	$7,574	$7,250	$10,589	$6,545	$3,298	$1,594	$1,310	$10,745
Adjusted for:
Provision for income taxes	—	3,027	1,465	1,028	2,607	2,289	3,047	1,454	1,531	1,004	260	17,712
Interest expense, net	28,651	7	—	—	—	4	90	—	—	—	—	28,752
Intercompany interest	(36,877)	5,783	4,362	1,073	1,360	1,193	3,684	3,692	3,418	2,815	9,497	—
Loss on debt extinguishment	33,305	—	—	—	—	—	—	—	—	—	—	33,305
Depreciation and amortization	359	10,894	9,884	4,327	948	4,222	6,328	1,101	5,816	3,817	10,591	58,287
EBITDA	(27,326)	28,806	28,363	10,030	12,489	14,958	23,738	12,792	14,063	9,230	21,658	148,801
Other (income) expense	149	(301)	80	—	(48)	892	2,613	68	(133)	—	(430)	2,890
Non-controlling shareholder compensation	—	1,287	1,083	807	14	551	524	248	513	8	583	5,618
Acquisition expenses	—	—	—	—	—	—	—	—	—	310	—	310
Integration services fee	—	—	2,200	—	—	1,000	—	—	—	—	—	3,200
Other	898	—	—	—	—		(2,300)	—	—	—	333	(1,069)
Management fees	19,231	500	500	250	250	250	250	250	375	250	250	22,356
Adjusted EBITDA	$(7,048)	$30,292	$32,226	$11,087	$12,705	$17,651	$24,825	$13,358	$14,818	$9,798	$22,394	$182,106

Compass Diversified Holdings
Consolidated EBITDA
Six months ended June 30, 2020
(Unaudited)

	Corporate	5.11	Ergo	Liberty	Marucci Sports	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss)	$(3,521)	$2,120	$1,160	$3,460	(6,325)	$(9,541)	$7,312	$2,146	$1,472	$(769)	$(2,486)
Adjusted for:
Provision (benefit) for income taxes	—	(1,577)	1,154	1,148	(1,944)	6,328	1,819	1,141	(1,306)	108	6,871
Interest expense, net	19,651	40	—	—	4	76	—	—	—	—	19,771
Intercompany interest	(34,632)	7,334	1,252	1,900	532	4,791	2,843	3,513	2,882	9,585	—
Depreciation and amortization	259	10,639	4,106	862	4,717	6,474	1,347	6,108	3,320	11,489	49,321
EBITDA	(18,243)	18,556	7,672	7,370	(3,016)	8,128	13,321	12,908	6,368	20,413	73,477
Other (income) expense	1	1,168	—	(3)	(40)	1,067	17	(567)	—	82	1,725
Non-controlling shareholder compensation	—	1,155	417	14	90	1,045	247	515	36	426	3,945
Acquisition expenses	—	—	—	—	2,042	—	—	—	—	—	2,042
Other	—	—	598	—	—	—	—	—	—	—	598
Management fees	11,305	500	250	250	97	250	250	375	250	250	13,777
Adjusted EBITDA	$(6,937)	$21,379	$8,937	$7,631	$(827)	$10,490	$13,835	$13,231	$6,654	$21,171	$95,564

Compass Diversified Holdings
Adjusted EBITDA
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020

Branded Consumer
5.11	$18,220	$10,876	$30,292	$21,379
BOA (1)	18,171	—	32,226	—
Ergobaby	6,377	4,998	11,087	8,937
Liberty	6,503	3,949	12,705	7,631
Marucci Sports (2)	4,104	(827)	17,651	(827)
Velocity Outdoor	12,631	7,631	24,825	10,490
Total Branded Consumer	$66,006	$26,627	$128,786	$47,610

Niche Industrial
Advanced Circuits	$7,097	$7,202	$13,358	$13,835
Altor Solutions	7,126	6,226	14,818	13,231
Arnold Magnetics	4,657	3,229	9,798	6,654
Sterno	12,545	9,876	22,394	21,171
Total Niche Industrial	$31,425	$26,533	$60,368	$54,891
Corporate expense (3)	(3,279)	(3,640)	(7,048)	(6,937)
Total Adjusted EBITDA	$94,152	$49,520	$182,106	$95,564

(1)	The above results for BOA do not include management's estimate of Adjusted EBITDA, before our ownership, of $16.1 million and $8.1 million, respectively, for the three and six months ended June 30, 2020. BOA was acquired on October 16, 2020.

(2)	The above results for Marucci Sports do not include management's estimate of Adjusted EBITDA, before our ownership, of ($1.6) million and $3.9 million, respectively, for the three and six months ended June 30, 2020. Marucci Sports was acquired on April 20, 2020.

(3)	Please refer to the recently filed Form 10-Q for a reconciliation of our Corporate expense to Net Income.

Compass Diversified Holdings
Summarized Statement of Cash Flows
(unaudited)

	Six months ended June 30,
(in thousands)	2021	2020
Net cash provided by operating activities	$109,434	$88,330
Net cash used in investing activities	(52,696)	(212,990)
Net cash (used in) provided by financing activities	(17,324)	230,595
Effect of foreign currency on cash	8	(1,021)
Net increase in cash and cash equivalents	39,422	104,914
Cash and cash equivalents — beginning of period	70,744	100,314
Cash and cash equivalents — end of period	$110,166	$205,228

Compass Diversified Holdings
Consolidated Table of Cash Flow Available for Distribution and Reinvestment
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$(11,251)	$(7,366)	$10,745	$(2,486)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,775	26,380	56,879	48,186
Amortization of debt issuance costs and premium	722	554	1,325	1,079
Loss on debt extinguishment	33,305	—	33,305	—
Noncontrolling stockholder charges	2,847	1,890	5,618	3,945
Provision for reserves	25	1,636	3,526	2,519
Other	2,019	1,670	2,030	1,155
Deferred taxes	154	(3,241)	1,715	(5,933)
Changes in operating assets and liabilities	16,447	32,821	(5,709)	39,865
Net cash provided by operating activities	73,043	54,344	109,434	88,330
Plus:
Unused fee on revolving credit facility	520	328	743	728
Successful acquisition costs	11	2,042	310	2,042
Integration services fee (1)	1,600	—	3,200	—
Changes in operating assets and liabilities	—	—	5,709	—
Less:
Maintenance capital expenditures (2)	6,078	3,277	10,957	6,537
Changes in operating assets and liabilities	16,447	32,821	—	39,865
Preferred share distributions	6,046	6,045	12,091	11,587
Other (3)	25	1,036	3,526	1,919
CAD	$46,578	$13,535	$92,822	$31,192

Distribution paid in April 2021/ 2020	$—	$—	$23,364	$21,564
Distribution paid in July 2021/ 2020	23,364	23,364	23,364	23,364
	$23,364	$23,364	$46,728	$44,928

(1)     Represents fees paid by newly acquired companies to the Manager for integration services performed during the first year of ownership, payable quarterly.
(2)    Represents maintenance capital expenditures that were funded from operating cash flow, net of proceeds from the sale of property, plant and equipment, and excludes growth capital expenditures of approximately $4.1 million and $3.1 million, respectively, for the three months ended June 30, 2021 and 2020, and $6.9 million and $5.6 million, respectively, for the six months ended June 30, 2021 and 2020.
(3)    Represents the effect on earnings of reserves for inventory and accounts receivable.

Compass Diversified Holdings
Maintenance Capital Expenditures
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
Branded Consumer
5.11	$369	$610	$868	$784
BOA	372	—	593	—
Ergobaby	—	26	—	124
Liberty	47	106	94	292
Marucci Sports	1,190	51	1,804	51
Velocity Outdoor	1,211	800	2,087	1,673
Total Branded Consumer	$3,189	$1,593	$5,446	$2,924

Niche Industrial
Advanced Circuits	$327	$76	$482	$93
Altor Solutions	671	449	1,253	975
Arnold Magnetics	1,220	570	2,221	1,630
Sterno Group	671	589	1,555	915
Total Niche Industrial	$2,889	$1,684	$5,511	$3,613

Total maintenance capital expenditures	$6,078	$3,277	$10,957	$6,537

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$110,166	$70,744
Accounts receivable, net	231,369	232,507
Inventories	387,262	363,373
Prepaid expenses and other current assets	43,803	41,743
Total current assets	772,600	708,367
Property, plant and equipment, net	176,228	172,669
Goodwill and intangible assets, net	1,588,449	1,603,168
Other non-current assets	123,870	114,314
Total assets	$2,661,147	$2,598,518

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$268,334	$253,798
Due to related party	11,299	10,238
Other current liabilities	33,514	30,679
Total current liabilities	313,147	294,715
Deferred income taxes	85,509	83,541
Long-term debt	988,349	899,460
Other non-current liabilities	101,145	100,654
Total liabilities	1,488,150	1,378,370
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,041,861	1,100,024
Noncontrolling interest	131,136	120,124
Total stockholders' equity	1,172,997	1,220,148
Total liabilities and stockholders’ equity	$2,661,147	$2,598,518